Exhibit 15.1

To the Board of Directors and Shareholders of

W&T Offshore, Inc. and Subsidiaries:

We are aware of the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-126251 and 333-126252) of W&T Offshore, Inc. of our report dated August 11, 2005 relating to the unaudited consolidated interim financial statements of W&T Offshore, Inc. and Subsidiaries that is included in its Form 10-Q for the quarter ended June 30, 2005.

/s/ ERNST & YOUNG LLP

New Orleans, Louisiana

August 11, 2005